EXHIBIT 1.01

CSR

Conflict Minerals Report of CSR plc in accordance with Rule 13p-1 under the Securities Exchange Act of 1934

This Conflict Minerals Report (this “Report”) has been prepared by CSR plc (“CSR”) for the reporting period January 1 to December 31, 2013 (the “Reporting Period”) pursuant to Rule 13p-1 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”) and Item 1.01 of Form SD (collectively, the “Conflict Mineral Requirements”).

In August 2012, the Securities and Exchange Commission issued a final rule, implementing the disclosure requirements relating to conflict minerals as directed by Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

The Conflict Mineral Requirements require disclosure of certain information when a company that files reports under the Exchange Act manufactures or contracts to manufacture products for which minerals specified in the Conflict Mineral Requirements that originated in Covered Countries (as listed below) are necessary to the functionality or production of such products.

The minerals specified in the Conflict Mineral Requirements are: gold, columbine-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten.  The “Covered Countries” are: the Democratic Republic of the Congo, the Republic of the Congo, Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.

1.	Overview of CSR

CSR is a “fabless” semiconductor company, meaning it designs and develops integrated circuits, together with associated hardware and software, and subcontracts to independent third parties (the “Semiconductor Manufacturers”) the manufacture of the integrated circuits which it sells to its clients.  CSR does not manufacture any products itself.

2.	CSR Products Covered by this Report

This Report relates to integrated circuits (the “Covered Products”) for which gold, tin, tantalum and tungsten (the “Covered Metals”) are necessary to the functionality of the Covered Products, which were contracted by CSR to be manufactured on its behalf and for which the manufacture was completed during the Reporting Period.  All of CSR’s integrated circuits are Covered Products for purposes of this Report.

3.	CSR’s Due Diligence Process

(a)	Reasonable Country of Origin Inquiry

CSR has conducted, in good faith, a reasonable country of origin inquiry (the “Inquiry”) regarding the Covered Metals.  The Inquiry was designed to determine whether any of the Covered Metals originated in the Covered Countries and whether any of the Covered Metals may be from recycled or scrap sources.  CSR also exercised due diligence on the source and chain of custody of the Covered Metals.  CSR’s due diligence exercise conforms to the framework set forth in the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High Risk Areas:  Second Edition, including the related supplements covering gold, tin, tantalum and tungsten.

(b)	Supply Chain

CSR’s supply chain with respect to the Covered Products is complex.  There are a number of third parties in the supply chain between the original sourcing of raw materials used to manufacture Covered Products and the ultimate manufacture of the Covered Products by the Semiconductor Manufacturers.

CSR believes that the smelters and refiners of the raw materials used in its Covered Products, which may include Covered Metals, are best situated to identify the sources of Covered Metals, but CSR does not purchase Covered Metals directly from mines, smelters or refiners, rather the raw materials used in Covered Products, which may include Covered Metals, are sourced by Semiconductor Manufacturers from their own suppliers.  To the best of CSR’s knowledge, the Semiconductor Manufacturers themselves do not acquire Covered Metals directly from mines, smelters or refiners either.

Accordingly, CSR sought to identify the relevant smelters and refiners.  This process was guided by Reasonable Practices to Identify Sources of Conflict Minerals:  Practical Guidance for Downstream Companies.  This guidance can be found at http://www.conflictfreesourcing.org/media/docs/CFSI_DD_ReasonablePracticesforDownstreamCompanies_Aug2013.pdf

(c)	Due Diligence Process

CSR used the Conflict Free Sourcing Initiative (“CFSI”) Conflict Mineral Reporting Templates.  The initial requests for the Conflict Mineral Reporting Templates, which commenced in December 2012, included a covering letter, which was generated from the CFSI introduction letter template and explained the requirements and offered support, if required.

CSR received a completed response from each Semiconductor Manufacturer to the CFSI Conflict Mineral Reporting Template.  CSR performed a check of incoming information against a checklist.  Additional information was requested if there were omissions.  While not all of the Semiconductor Manufacturers provided complete data, CSR received no information that suggested that any smelters or refiners used Covered Metals in its Covered Products which directly or indirectly financed or benefited armed groups in the Covered Countries.

CSR’s due diligence process was undertaken by the internal Product Compliance team.  Support was provided by the Supply Chain team to ensure all Semiconductor Manufacturers were identified.  The team was led by the Vice President, Quality and the Company Secretary.  Other team members included representation from the Corporate Internal Audit function and the Legal Department.

The most recent CSR CFSI Conflict Mineral Reporting Template prior to submission of this Report was prepared up to March 26, 2014.  The current template can be found at  http://www.csrsupport.com/ConflictMineral.

Based on the information that was provided by the Semiconductor Manufacturers and otherwise obtained through its due diligence process, at March 26, 2014, CSR believes that, the facilities that were used to process Covered Metals contained in Covered Products were the following:

Metal - Gold
Smelter Reference List	Standard Smelter Name	Smelter Facility Location: Country
Perth Mint (Western Australia Mint)	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Umicore SA	Umicore SA Business Unit Precious Metals Refining	BELGIUM
Johnson Matthey Canada	Johnson Matthey Limited	CANADA
Royal Canadian Mint	Royal Canadian Mint	CANADA
Xstrata Canada Corporation	Xstrata Canada Corporation	CANADA
Argor-Heraeus SA	Argor-Heraeus SA	SWITZERLAND
Metalor Switzerland	Metalor Technologies SA	SWITZERLAND
PAMP SA	PAMP SA	SWITZERLAND
Valcambi SA	Valcambi SA	SWITZERLAND
Codelco	Codelco	CHILE
The Refinery of Shandong Gold Mining Co. Ltd	The Refinery of Shandong Gold Mining Co. Ltd	CHINA
Shandong Zhaojin Gold & Silver Refinery Co. Ltd	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA
Shandong Zhaoyuan Gold Argentine refining company limited	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Allgemeine	Allgemeine Gold- und Silberscheideanstalt A.G.	GERMANY
Heraeus Materials Technology GMBH&CO.KG	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Heraeus Ltd Hong Kong	Heraeus Ltd Hong Kong	HONG KONG
Metalor HK	Metalor Technologies (Hong Kong) Ltd	HONG KONG
Asahi Pretec Corp	Asahi Pretec Corporation	JAPAN
Dowa	Dowa	JAPAN
Ishifuku Metal Industry Co., Ltd.	Ishifuku Metal Industry Co., Ltd.	JAPAN
JX Nippon Mining & Metals Co., Ltd	JX Nippon Mining & Metals Co., Ltd	JAPAN
Matsuda Sangyo Co. Ltd	Matsuda Sangyo Co. Ltd	JAPAN
Mitsubishi Materials Corporation	Mitsubishi Materials Corporation	JAPAN
Mitsui Mining and Smelting Co., Ltd.	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Sumitomo Metal Mining Co. Ltd.	Sumitomo Metal Mining Co. Ltd.	JAPAN
Tanaka Kikinnzoku Kogyo K.K.	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Tokuriki Tokyo Melters Assayers	Tokuriki Honten Co. Ltd	JAPAN
Nihon Material Co. LTD	Nihon Material Co. LTD	JAPAN
Aida Chemical Industries Co. Ltd.	Aida Chemical Industries Co. Ltd.	JAPAN

Smelter Reference List	Standard Smelter Name	Smelter Facility Location: Country
Asaka Riken Co Ltd	Asaka Riken Co Ltd	JAPAN
Kojima Chemicals Co. Ltd	Kojima Chemicals Co. Ltd	JAPAN
Yokohama Metal Co Ltd	Yokohama Metal Co Ltd	JAPAN
Chugai Mining	Chugai Mining	JAPAN
Pan Pacific Copper Co. LTD	Pan Pacific Copper Co. LTD	JAPAN
LS-Nikko Copper Inc	LS-Nikko Copper Inc	KOREA, REPUBLIC OF
Torecom	Torecom	KOREA, REPUBLIC OF
Daejin Indus Co. Ltd	Daejin Indus Co. Ltd	KOREA, REPUBLIC OF
DaeryongENC	DaeryongENC	KOREA, REPUBLIC OF
Do Sung Corporation	Do Sung Corporation	KOREA, REPUBLIC OF
Hwasung CJ Co. Ltd	Hwasung CJ Co. Ltd	KOREA, REPUBLIC OF
Korea Metal Co. Ltd	Korea Metal Co. Ltd	KOREA, REPUBLIC OF
SAMWON METALS Corp.	SAMWON METALS Corp.	KOREA, REPUBLIC OF
Caridad	Caridad	MEXICO
FSE Novosibirsk Refinery	FSE Novosibirsk Refinery	RUSSIAN FEDERATION
Solar Applied Materials Taiwan	Solar Applied Materials Technology Corp.	TAIWAN
Johnson Matthey Inc	Johnson Matthey Inc	UNITED STATES
Materion	Materion	UNITED STATES
Metalor USA Refining Corporation	Metalor USA Refining Corporation	UNITED STATES
Ohio Precious Metals LLC.	Ohio Precious Metals LLC.	UNITED STATES
Sabin Metal Corp.	Sabin Metal Corp.	UNITED STATES
United Precious Metal Refining, Inc.	United Precious Metal Refining, Inc.	UNITED STATES
Navoi	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Rand Refinery Limited	Rand Refinery (Pty) Ltd	SOUTH AFRICA
Smelter not Listed1	Kennecott Utah Copper	UNITED STATES
Smelter not Listed2	Yamamoto Precious Metal Co., Ltd.	JAPAN

Metal - Tin
Smelter Reference List	Standard Smelter Name	Smelter Facility Location: Country
Metallo Chimique	Metallo Chimique	BELGIUM
EM Vinto	EM Vinto	BOLIVIA
OMSA	OMSA	BOLIVIA
Mineração Taboca S.A.	Mineração Taboca S.A.	BRAZIL
White Solder Metalurgia	White Solder Metalurgia	BRAZIL
______________________
1 Website address: http://www.kennecott.com/operation
2 Website address: http://www.yamakin-gold.co.jp/e/company_data/about.html

Smelter Reference List	Standard Smelter Name	Smelter Facility Location: Country
Cooper Santa	Cooper Santa	BRAZIL
Gejiu Zi-Li	Gejiu Zi-Li	CHINA
Geiju Non-Ferrous Metal Processing Co. Ltd.	Geiju Non-Ferrous Metal Processing Co. Ltd.	CHINA
Gold Bell Group	Gold Bell Group	CHINA
Jiangxi Nanshan	Jiangxi Nanshan	CHINA
Liuzhou China Tin	Liuzhou China Tin	CHINA
Yunnan Chengfeng Non-Ferrous Metals Co Ltd	Yunnan Chengfeng	CHINA
Yunnan Tin Company Limited	Yunnan Tin Company Limited	CHINA
CNMC (Guangxi) PGMA Co. Ltd.	CNMC (Guangxi) PGMA Co. Ltd.	CHINA
Minmetals Ganzhou Tin Co. Ltd.	Minmetals Ganzhou Tin Co. Ltd.	CHINA
Huichang Jinshunda Tin Co. Ltd	Huichang Jinshunda Tin Co. Ltd	CHINA
Linwu Xianggui Smelter Co	Linwu Xianggui Smelter Co	CHINA
CV Duta Putra Bangka	CV Duta Putra Bangka	INDONESIA
CV Jus Tindo	CV JusTindo	INDONESIA
CV Makmur Jaya	CV Makmur Jaya	INDONESIA
CV Nurjanah	CV Nurjanah	INDONESIA
CV Serumpun Sebalai	CV Serumpun Sebalai	INDONESIA
CV United Smelting	CV United Smelting	INDONESIA
PT Alam Lestari Kencana	PT Alam Lestari Kencana	INDONESIA
PT Artha Cipta Langgeng	PT Artha Cipta Langgeng	INDONESIA
PT Babel Inti Perkasa	PT Babel Inti Perkasa	INDONESIA
PT Babel Surya Alam Lestari	PT Babel Surya Alam Lestari	INDONESIA
PT Bangka Kudai Tin	PT Bangka Kudai Tin	INDONESIA
PT Bangka Putra Karya	PT Bangka Putra Karya	INDONESIA
PT Bangka Timah Utama Sejahtera	PT Bangka Timah Utama Sejahtera	INDONESIA
PT Belitung Industri Sejahtera	PT Belitung Industri Sejahtera	INDONESIA
PT BilliTin Makmur Lestari	PT BilliTin Makmur Lestari	INDONESIA
PT Bukit Timah	PT Bukit Timah	INDONESIA
PT Eunindo Usaha Mandiri	PT Eunindo Usaha Mandiri	INDONESIA
PT Fang Di MulTindo	PT Fang Di MulTindo	INDONESIA
PT HP Metals Indonesia	PT HP Metals Indonesia	INDONESIA
PT Mitra Stania Prima	PT Mitra Stania Prima	INDONESIA
PT Refined Banka Tin	PT Refined Banka Tin	INDONESIA
PT Sariwiguna Binasentosa	PT Sariwiguna Binasentosa	INDONESIA
PT Stanindo Inti Perkasa	PT Stanindo Inti Perkasa	INDONESIA
PT Sumber Jaya Indah	PT Sumber Jaya Indah	INDONESIA
PT Timah (Persero) TBK	PT Timah	INDONESIA
PT Timah Nusantara	PT Timah Nusantara	INDONESIA
PT Tinindo Inter Nusa	PT Tinindo Inter Nusa	INDONESIA
PT Yinchendo Mining Industry	PT Yinchendo Mining Industry	INDONESIA
PT Tambang Timah	PT Tambang Timah	INDONESIA
PT DS Jaya Abadi	PT DS Jaya Abadi	INDONESIA
Mitsubishi Materials Corporation	Mitsubishi Materials Corporation	JAPAN

Smelter Reference List	Standard Smelter Name	Smelter Facility Location: Country
Malaysia Smelting Corp	Malaysia Smelting Corporation (MSC)	MALAYSIA
Minsur	Minsur	PERU
Fenix Metals	Fenix Metals	POLAND
Novosibirsk Integrated Tin Works	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION
Thailand Smelting and Refining Co. Ltd.	Thaisarco	THAILAND
Cookson	Cookson	UNITED STATES

Metal - Tantalum
Smelter Reference List	Standard Smelter Name	Smelter Facility Location: Country
F&X	F&X	CHINA
Ningxia Orient Tantalum Industry Co., Ltd.	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Zhuzhou Cement Carbide	Zhuzhou Cement Carbide	CHINA
HC Starck	H.C. Starck GmbH	GERMANY
Mitsui Mining & Smelting	Mitsui Mining & Smelting	JAPAN
Taki Chemicals	Taki Chemicals	JAPAN
Ulba	Ulba	KAZAKHSTAN
Exotech Inc.	Exotech Inc.	UNITED STATES
Global Advanced Metals	Global Advanced Metals	UNITED STATES

Metal - Tungsten
Smelter Reference List	Standard Smelter Name	Smelter Facility Location: Country
WBH	Wolfram Bergbau und Hütten AG	AUSTRIA
Xianglu Tungsten Industry Co. Ltd.	Chaozhou Xianglu Tungsten Industry Co Ltd	CHINA
China Minmetals Nonferrous Metals Co Ltd	China Minmetals Nonferrous Metals Co Ltd	CHINA
Chongyi Zhangyuan Tungsten Co Ltd	Chongyi Zhangyuan Tungsten Co Ltd	CHINA
Jiangxi Rare Earth & Rare Metals Tungsten Group Imp.& Exp. Co. Ltd.	Jiangxi Rare Earth & Rare Metals Tungsten Group Corp	CHINA
Ganzhou Huaxin Tungsten Products Ltd	Jiangxi Tungsten Industry Group Co Ltd	CHINA
Xiamen Tungsten Co Ltd	Xiamen Tungsten Co Ltd	CHINA
Zhuzhou Cemented Carbide Works Imp. & Exp. Co.	Zhuzhou Cemented Carbide Group Co Ltd	CHINA
Ganzhou Grand Sea W and Mo Company	Ganzhou Grand Sea W & Mo Group Co Ltd	CHINA
Hunan Chenzhou Mining Group Co	Hunan Chenzhou Mining Group Co	CHINA
Dayu Weiliang Tungsten Co., Ltd.	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Fujian Jinxin Tungsten Co., Ltd.	Fujian Jinxin Tungsten Co., Ltd.	CHINA

Smelter Reference List	Standard Smelter Name	Smelter Facility Location: Country
Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	CHINA
HC Starck GmbH	HC Starck GmbH	GERMANY
Japan New Metals Co Ltd	Japan New Metals Co Ltd	JAPAN
ALMT	A.L.M.T. Corp.	JAPAN
Wolfram JSC	Wolfram Company CJSC	RUSSIAN FEDERATION
ATI Tungsten Materials	ATI Tungsten Materials	UNITED STATES
Global Tungsten & Powders Corp USA	Global Tungsten & Powders Corp	UNITED STATES
Kennametal Inc.	Kennametal Inc.	UNITED STATES
Tejing Tungsten	Tejing (Vietnam) Tungsten Co Ltd	VIETNAM

Beginning February 2013, CSR sort compliance from its Semiconductor Manufacturers with new requirements that are designed to further mitigate the risk that the necessary Covered Metals contained in Covered Products finance or benefit armed groups in the Covered Countries.

4.	Results of CSR’s Due Diligence Exercise

After conducting the due diligence exercise described above, CSR was unable to determine whether or not each of the Covered Products qualify as “DRC conflict free” as defined under the Conflict Mineral Requirements.  Accordingly, CSR has reasonably determined that each of the Covered Products is “DRC conflict undeterminable” as defined by the Conflict Mineral Requirements.

5.	Further Measures

In order to further mitigate the risk that the necessary Covered Metals contained in Covered Products finance or benefit armed groups in the Covered Countries, in December 2013, CSR distributed a further round of CFSI Conflict Mineral Reporting Templates to Semiconductor Manufacturers representing the top 99% (by purchase value) of such Semiconductor Manufacturers and to all other smaller Semiconductor Manufacturers that did not provide a satisfactory response to the 2013 inquiries. Further Semiconductor Manufacturer enquiries will be undertaken during 2014.

6.	Independent Private Sector Audit

This Report has not been subject to an independent private sector audit as allowed by Rule 13p-1 under the Exchange Act.